Exhibit 1.2

Date: 24.02.2021

JOE & THE JUICE HOLDING A/S

CVR number	35527990

Address	Østergade 26

Postal code and city	1100 København K

Start date	11.11.2013

Business type	Aktieselskab

Advertising protection	No

Status	Normal

Expanded business information

Municipality	København

Activity code	561010 Restauranter

Objects	The objects of the company are to provide services to group companies and own shares in companies engaged in restaurant business and pursue activities related hereto.

Registered for VAT	Look it up at skat.dk

Financial year	From 01.01 to 31.12

Latest articles of association	16.02.2021

Classes of shares	Ja

Registered capital	64.557.337,01 DKK

First accounting period	11.11.2013 - 31.12.2014

Erhvervsstyrelsen, Langelinie Allé 17, 2100 København Ø

The information in this document is from The Central Business Register (CVR). The data may not be used in any way which suggests that the Danish Business Authority endorses, supports, recommends or markets the user of the data, or the services or products of the user of the data. The Danish Business Authority is not liable for the content and origin of the data, nor is it liable for any errors and omissions in the data, including for any loss or damage caused by its use.

Power to bind, key individuals and auditor
Powers to bind	The formand is entlitled to sign on behalf of the company jointly with any of Per Forsberg, Andew William Crawford, Melis Zeynep Kahya or Björn Lundberg. Per Forsberg is entitled to sign for the company jointly with any of Andrew William Crawford or Melis Zeynep Kahya. Björn Lundgren is entitled to sign on behalf of the company jointly with any of Andrew William Crawford or Melis Zeynep Kahya or all board members jointly.

Management	Sebastian Vestergaard
Flat E
57 Green Street
W1K 6RH London
Storbritannien

Board of Directors	(Formand)
Kaspar Basse
Burlington Gate

25 Cork Street Apartment 602
Mayfair W1S 3NB
London
United Kingdom
Storbritannien
Valgform: Generalforsamling

(Næstformand)
Tue Mantoni
Teglgårdsvej 43
2920 Charlottenlund
Danmark
Valgform: Generalforsamling

Björn Lundgren
Linnégatan 58 b Lgh 1201
114 54 Stockholm
Sverige
Valgform: Generalforsamling

Melis Zeynep Kahya
6 Marland House
28 Sloane St
London SW1X 9NE
Storbritannien
Valgform: Generalforsamling

Laurie Ann Goldman
2645 Howell Mill Road, Suite 200
Atlanta, Georgia
USA
Valgform: Generalforsamling

Andrew William Crawford
174 E 74th st., no. 2AG
NY 10021 New York
USA
Valgform: Generalforsamling

Erhvervsstyrelsen, Langelinie Allé 17, 2100 København Ø

The information in this document is from The Central Business Register (CVR). The data may not be used in any way which suggests that the Danish Business Authority endorses, supports, recommends or markets the user of the data, or the services or products of the user of the data. The Danish Business Authority is not liable for the content and origin of the data, nor is it liable for any errors and omissions in the data, including for any loss or damage caused by its use.

Morten Nødgaard Albæk
Rislundvej 7
8240 Risskov
Danmark
Valgform: Generalforsamling

Per Forsberg
Valkyriavägen 7
182 67 Djursholm
Sverige
Valgform: Generalforsamling

(Suppleant)
Andrea Calabro
3 Culford Gardens
SW32SX Chelsea
London
Storbritannien
Valgform: Generalforsamling

(Suppleant)
Adam Lennart Sandberg
Gjutargatan 6
112 48 Stockholm
Sverige
Valgform: Generalforsamling

Founders	Thomas Kusk Nørøxe
Saltsjövägen 7D
SE-13335 Saltsjöbaden
Sverige

Auditor	DELOITTE STATSAUTORISERET REVISIONSPARTNERSELSKAB
Weidekampsgade 6
2300 København S

Ownership
Legal owners	General Atlantic JTJ B.V.
Raamplein 1
1016 XK AMSTERDAM
Holland
Pct. of share capital: 25-33,32%
Pct. of voting rights: 25-33,32%
Kapitalklasse: A, B
Date of change: 16.02.2021

Valedo Partners III AB
Kungsbron 1
F7
111 22 Stockholm
Sverige
Pct. of share capital: 5-9,99%
Pct. of voting rights: 5-9,99%
Kapitalklasse: A, B
Date of change: 16.02.2021

Erhvervsstyrelsen, Langelinie Allé 17, 2100 København Ø

The information in this document is from The Central Business Register (CVR). The data may not be used in any way which suggests that the Danish Business Authority endorses, supports, recommends or markets the user of the data, or the services or products of the user of the data. The Danish Business Authority is not liable for the content and origin of the data, nor is it liable for any errors and omissions in the data, including for any loss or damage caused by its use.

NNS Holding (Cyprus) Limited
Evagora Papachristoforou 18
Petouissis Building Office/flat 01
3030 Limassol
Cypern
Pct. of share capital: 10-14,99%
Pct. of voting rights: 10-14,99%
Kapitalklasse: A, B
Date of change: 16.02.2021

Valedo Partners Fund II AB
World Trade Center
Kungsbron 1
111 22 Stockholm
Sverige
Pct. of share capital: 25-33,32%
Pct. of voting rights: 25-33,32%
Kapitalklasse: A, B
Date of change: 29.12.2016

KAB II 2016 ApS
c/o JS Revision, Godkendt Revisionsaktiesels
Egegårdsvej 39B
2610 Rødovre
Pct. of share capital: 5-9,99%
Pct. of voting rights: 5-9,99%
Kapitalklasse: A, B
Date of change: 22.03.2017

Beneficial owners	The business has no beneficial owners and the management is therefore recognised as the beneficial owners.

Erhvervsstyrelsen, Langelinie Allé 17, 2100 København Ø

The information in this document is from The Central Business Register (CVR). The data may not be used in any way which suggests that the Danish Business Authority endorses, supports, recommends or markets the user of the data, or the services or products of the user of the data. The Danish Business Authority is not liable for the content and origin of the data, nor is it liable for any errors and omissions in the data, including for any loss or damage caused by its use.